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                               Exhibit 10 (dddd)


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                                                   Prudential Loan No. 6-101-882


                                PROMISSORY NOTE
                                ---------------



$65,000,000.00                                     August 28, 1997


     FOR VALUE RECEIVED, THE UNDERSIGNED, OVERSEAS PARTNERS (333), INC., an Illinois corporation ("Maker") hereby promise(s) to pay to the order of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, its successor or assigns ("Noteholder") the principal sum of Sixty-Five Million and no/ 100 Dollars ($65,000,000.00), with interest on the unpaid principal balance thereof from the date hereof until maturity at the rate of Seven and 57/100 percent (7.57%) per annum ("Interest Rate"), both principal and interest being payable as hereinafter provided in lawful money of the United States of America at 751 Broad Street, Newark, New Jersey 07102-3777, or at such other place as from time to time may be designated by Noteholder. Interest shall be calculated and paid on the basis of a 30-day month and 360-day year, other than interest due on the first Monthly Due Date (as such term is defined below) and the Maturity Date (as such term is defined below), which shall be calculated based on the actual number of days in the month and year in which such payments are made.

     1.   PAYMENTS.  Maker agrees to pay Noteholder as follows:
          --------

     (a) interest only from the date of this Note through October 15, 1997, and principal in the amount of Seventy-Three Thousand Two Hundred Sixty-Six and 09/100 Dollars ($73,266.09) shall be due and payable on October 15, 1997. The first month's payment is an adjusted payment; and

     (b) monthly installment payments of Four Hundred Eighty-Three Thousand Three Hundred Seven and 76/100 Dollars ($483,307.76) of principal and interest on the 15th day of November, 1997 and on the same day of each succeeding month (the "Monthly Due Date") through and including the 15th day of September, 2012 (the "Maturity Date") on which date all unpaid principal and interest, together with any other sums due under the terms of this Note, shall be due and payable.

     2.   TREATMENT OF PAYMENTS. All payments of principal, interest, late
          ---------------------
charge (as described below), and Prepayment Premium (as described below), if any, due under this Note, shall be paid to Noteholder by wire transfer of immediately available funds to such bank or place or by check, and in such other manner, as Noteholder may from time to time designate. Each installment payment under this Note shall be applied first to the payment of any unpaid late


                                                        August 27, 1997
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charge, then to accrued interest and the remainder to the reduction of unpaid principal. As to all installment payments, time is of the essence.

          3.  LATE CHARGES. If any monthly installment of principal and/or
              ------------
interest is not in full on or before the Monthly Due Date and remains unpaid for four (4) days after the Monthly Due Date, then a charge for late payment ("Late Charge") of $250.00 per day (the "Per Diem Late Charge") shall be assessed by Noteholder and paid by Maker for each day that such payment is not paid (commencing four (4) days after the Monthly Due Date, but including the date upon which such payment is made; provided, however, that if any such monthly principal and/or interest payment, together with all accrued Per Diem Late Charges, is not made in full on or before the fourteenth (14th) day immediately following such Monthly Due Date, a Late Charge equal to four percent (4 %) of the monthly principal and/or interest payment (the "Monthly Late Charge") shall be deemed to be immediately assessed and shall be immediately due and payable by Maker. The Monthly Late Charge shall be payable in lieu of and not in addition to any Per Diem Late Charges that shall have accrued during the two-week period immediately preceding the assessment of the Monthly Late Charge. The Per Diem Late Charge and Monthly Late Charge shall be in addition to all other rights and remedies available to Noteholder upon the occurrence of an Event of Default under the Loan Documents.

          4.  DEFAULT INTEREST.  In the event and during the continuance of an
              ----------------
Event of Default under this Note, the Mortgage or any other Loan Documents, or after the maturity of this Note, interest shall accrue hereunder at an annual rate of the lesser of (i) the maximum rate allowable by law or (ii) the greater of (A) Prime Rate plus five percent (5 %) per annum or (B) the Interest Rate plus five percent (5 %) per annum ("Default Rate"). "Prime Rate" shall mean the prime rate published in the Wall Street Journal on the date the default occurs.

          5.  SECURITY. This Note is secured by a Mortgage and Security
              --------
Agreement (hereinafter called the "Mortgage") of even date herewith evidencing a lien on certain real property in Cook County, Illinois, described therein, and evidencing a security interest in certain personal property, fixtures and equipment described therein and by other documents to which reference is hereby made for a description of the property covered thereby, the nature and extent of the security and the rights and powers of Noteholder in respect to such security, and for certain terms used in this Note. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Mortgage.

     6.   EVENT OF DEFAULT. (i) Upon the failure to pay any installment of
          ----------------
principal and/or interest due on this Note as above promised within four (4) days after notice by Noteholder (the "Monthly Payment Grace Period"), (ii) upon the occurrence of an Event of Default specified in any of the Loan Documents, or
(iii) upon the failure to pay any sums due Noteholder other than monthly installments of principal and interest within ten (10) days after notice by Noteholder, Noteholder shall have the option of declaring the Indebtedness to be immediately due and payable (the "Loan Acceleration"). Notwithstanding anything contained herein to the contrary, in the event that Maker shall fail to pay any installment of principal and/or interest due on this Note on the Monthly Due Date more than (i) two (2) times in any twelve month period, or

                                      -2-
                                                         August 26, 1997
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(ii) four (4) times in the aggregate during the term hereof, the Monthly Payment
Grace Period shall terminate. Thereafter, upon the failure to pay any installment of principal and/or interest on the Monthly Due Date, Noteholder shall have the option of Loan Acceleration. After Loan Acceleration, Noteholder shall have the option of applying any payments received to principal or interest or any other costs due pursuant to the terms of this Note or the Loan Documents.

     7.   PREPAYMENT.  Subject to Maker's payment of the premium for early
          ----------
repayment referred to below and all accrued interest and other sums due under this Note, the Mortgage and any other Loan Documents, if any, Maker shall have the right to prepay all or part of the outstanding principal balance of this Note on any date upon giving not less than ten (10) days prior written notice to Noteholder of Maker's intention to prepay. If the principal of this Note is prepaid for any reason, whether voluntarily or involuntarily, or after Loan Acceleration, exclusive, however, of prepayment from casualty or condemnation proceeds pursuant to the Loan Documents, Maker shall pay a premium for prepayment equal to the greater of (a) or (b) (hereinafter called the "Prepayment Premium") where:

     (a)  is $0; and

     (b) is an amount equal to the Present Value of this Note (as hereinafter defined) less the amount of principal being prepaid, including accrued interest, if any, calculated as of the date on which prepayment will be made (hereinafter called the "Prepayment Date"); provided, however, that in the event the Prepayment Premium is construed to be interest under applicable law in any circumstances, in whole or in part, the Prepayment Premium shall not be required to the extent that the amount thereof, together with other interest payable hereunder, exceeds the maximum interest that may be lawfully charged under applicable law.

     Noteholder shall notify Maker of the amount (to be determined as of the Prepayment Date) and basis of determination of the Prepayment Premium. On or before the Prepayment Date, Maker shall pay to Noteholder the Prepayment Premium together with the amount of the principal being prepaid and all accrued interest and other sums due under this Note and the Loan Documents. Noteholder shall not be obligated to accept any prepayment of the principal balance of this Note unless such prepayment is accompanied by the Prepayment Premium and all accrued interest and other sums due under this Note and the Loan Documents.

     For purposes of determining the Prepayment Premium, the following terms shall have the following meanings:

     (i) the "Treasury Rate" is the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining weighted average life of the payments due on this Note, for the week prior to the Prepayment Date, as reported in Federal Reserve Statistical Release H. 15 - Selected Interest Rates, conclusively determined by Noteholder on the Prepayment Date. The rate will be determined by linear interpolation between the yields reported in Release

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                                                        August 26, 1997
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          H. 15, if necessary. In the event Release H. 15 is no longer published
          Noteholder shall select a comparable publication to determine the Treasury Rate.

          (ii) The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually.

          (iii) The "Present Value" shall be determined by discounting all scheduled payments of principal and interest remaining to maturity of this Note, attributed to the amount being prepaid, at the Discount Rate. If prepayment occurs on a date other than a Monthly Due Date, the actual number of days remaining from the Prepayment Date to the next Monthly Due Date will be used to discount within this period.

Maker agrees that Noteholder shall not be obligated to actually reinvest the amount prepaid in any Treasury obligations as a condition precedent to receiving the Prepayment Premium.

Notwithstanding the foregoing, no Prepayment Premium will be due if this Note is prepaid in full or in part within ninety (90) days prior to the Maturity Date.

     8.   LIMITATION ON PERSONAL LIABILITY.  Neither Maker nor Guarantor
          --------------------------------
(singularly or collectively, the "Exculpated Parties") shall have any personal liability for the Loan or any obligations set forth in the Loan Documents. Notwithstanding the preceding sentence, Noteholder may bring a foreclosure action or other appropriate action to enforce the Loan Documents or realize upon and protect the Property (including, without limitation, naming the Exculpated Parties in the actions, prior to exhausting all other rights and remedies, either at law or in equity) and in addition THE EXCULPATED PARTIES SHALL HAVE PERSONAL LIABILITY FOR any actual losses or damages incurred by Noteholder on account of-.

          (i) any environmental indemnity or ERISA indemnity furnished by Maker or Guarantor in connection with the Loan (including, without limitation, the hazardous substances and ERISA provisions of the Loan Documents; the Hazardous Substances Remediation and Indemnification Agreement; and the ERISA Certificate and Indemnification Agreement);

          (ii) real estate taxes and assessments relating to the property, if and to the extent the Exculpated Parties have assumed personal liability therefor pursuant to Section 2.10 of the Mortgage;
                           ------------

          (iii) any security deposits of tenants (A) not turned over to Noteholder upon foreclosure, sale (pursuant to power of sale), or conveyance in lieu thereof, or (B) not turned over to a receiver or trustee for the Property after his/her appointment;

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                                                        August 26, 1997
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          (iv)  any insurance proceeds or condemnation awards neither turned over to Noteholder nor used in compliance with the Loan Documents;

          (v) the execution by any of the Exculpated Parties of an amendment that has a financial impact on the terms of the lease or a termination of any Lease without Noteholder's prior written consent (if Noteholder's consent was required under the Loan Documents), in which event the Exculpated Parties shall have personal liability for the greater of:

                   (A) the Present Value (calculated at the Discount Rate) of the aggregate total dollar amount (if any) by which (1) rental income and/or other tenant obligations prior to the amendment of such Lease exceeds rental income and/or other tenant obligations after the amendment of such Lease or under any subsequent lease for such space, and (2) landlord obligations after the amendment of such Lease or under any subsequent lease for such space exceeds landlord obligations prior to the amendment of such Lease; or

                   (B) any termination fee or other consideration paid, less the actual, reasonable costs paid to a third party for reletting such space and any reasonable amounts applied to pay the pro rata operating costs of such space; and

                   (C) if the amendment or termination involves a Lease with a Major Tenant, an amount equal to twice the greater of (A) or (B) above regardless of whether the actual losses or damages incurred by Noteholder on account of such amendment or termination are less than such amount.

         (vi)    physical waste of the Property;

         (vii) any rents or other income from the Property received by any of the Exculpated Parties during the continuance of an Event of Default under the Loan Documents and not otherwise applied to the indebtedness under the Note or to the operating and capital expenses of the Property; PROVIDED, HOWEVER, THAT THE EXCULPATED PARTIES SHALL HAVE PERSONAL LIABILITY for amounts paid as expenses to a person or entity related to or affiliated with any of the Exculpated Parties unless the payments are expressly permitted in the Loan Documents;

         (viii) Maker's failure to maintain any letter of credit required under the Loan Documents or otherwise in connection with the Loan;

         (ix) all reasonable legal fees, including allocated costs of Noteholder's staff attorneys, and other expenses incurred by Noteholder in enforcing the Loan Documents if Maker contests, delays, or otherwise hinders or opposes (including, without limitation, the filing of a bankruptcy) any of Noteholder's enforcement actions unless (except with respect to bankruptcy) the final decision rendered is in favor of Maker; or

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                                                        August 26, 1997
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         (x)     any material misrepresentation by any of the Exculpated Parties in connection with the Property, the Loan Documents, the Loan Application or any other aspect of the Loan.

               (a) Notwithstanding the foregoing, the EXCULPATED PARTEES SHALL HAVE PERSONAL LIABILITY for all indebtedness evidenced by the Note and all obligations set forth in the Loan Documents not to exceed $10,000,000, if:

                 (i) there shall be any breach or violation of the Due on Sale or Encumbrance section of the Mortgage; or

                (ii) there shall be any fraud by any of the Exculpated Parties in connection with the Property, the Loan Documents, the Loan Application, or any other aspect of the Loan; or

               (iii)  the Property or any part thereof shall become an asset in
            (i) a voluntary bankruptcy or insolvency proceeding or (ii) an involuntary bankruptcy or insolvency proceeding which is not dismissed within ninety (90) days of filing; provided, however, that this subsection d(iii) shall not apply if an involuntary bankruptcy is filed by Noteholder. If the involuntary bankruptcy or insolvency proceeding is not dismissed within ninety (90) days and the Maker and Guarantor: (a) promptly and diligently pursued the dismissal of such proceeding; (b) have not orchestrated nor acquiesced in the filing of such proceeding; and (c) did not contest Noteholder's efforts to obtain control of the cash collateral, then the Exculpated Parties shall not have personal liability because of the failure to dismiss such proceeding within ninety (90) days.

            9.  NON-USURIOUS LOAN.  It is the intent of Noteholder and Maker in
                -----------------
this Note and all other Loan Documents now or hereafter securing this Note to contract in strict compliance with applicable usury law. In furtherance thereof, Noteholder and Maker stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith including but not limited to the Loan Documents, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the applicable law. Neither Maker nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law, and the provisions of this paragraph shall control over all other provisions of this Note, the Loan Documents and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. Noteholder expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this
Note is accelerated. If the maturity of this Note is accelerated for any reason or if the principal of this Note is paid prior to the end of the term of this Note, and as a result thereof the interest received for the actual period of existence of this Note exceeds the applicable maximum lawful rate, Noteholder shall, at its option, either refund the amount of such excess or credit the amount of such excess against the principal balance of this Note then outstanding
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                                                        August 26, 1997
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and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Noteholder collects monies which are deemed to constitute interest which would increase the effective interest on this Note to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the lawful rate shall, upon such determination, at the option of Noteholder, be either immediately returned or credited against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Note, Maker acknowledges that it believes this Note and all interest and fees paid pursuant to the Loan represented by this Note, to be non-usurious. Maker agrees that if, at any time, Maker should believe that this Note or the Loan is in fact usurious, Maker will give Noteholder notice of such condition and Maker agrees that Noteholder shall have ninety (90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such condition exists. The term "applicable law" as used in this Note shall mean the laws of the State of Illinois or the laws of the United States, whichever allows the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

          10.  NOTEHOLDER'S ATTORNEYS' FEES.  Should the Indebtedness
               ----------------------------
represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after default, or if the lien or priority of the lien represented by the Mortgage is the subject of any Court proceeding, Maker and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay to Noteholder in addition to the principal and interest due and payable hereon reasonable attorneys' and collection fees including those incurred by Noteholder for any appeal.

          11.  MAKER'S WAIVERS.  Maker and all endorsers, guarantors and
               ---------------
sureties of this Note and all other persons liable or to become liable on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, notice of acceleration, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

          12.  PAYMENT OF TAXES AND FEES. Maker agrees to pay the cost of any
               -------------------------
revenue, tax or other documentary fee or stamps now or hereafter required by law to be affixed to this Note or the Mortgage.

          13.  GOVERNING LAW. This Note and the rights, duties and liabilities
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of the parties hereunder and/or arising from or relating in any way to the indebtedness evidenced by this Note or the transaction of which such indebtedness is a part shall be governed and construed for all purposes by the law of the State of Illinois.

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                                                        August 26, 1997
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          14.  WAIVER OF TRIAL BY JURY.  MAKER AND ALL EXCULPATED PARTIES HEREBY
               -----------------------
WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THE LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF NOTEHOLDER; ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.


                              MAKER:
                              OVERSEAS PARTNERS (333), INC., an Illinois corporation

                              By: /s/ Bruce M. Barone
                                  -------------------
                              Name:  Bruce M. Barone
                              Title:  President and CEO

                              GUARANTOR, SOLELY FOR THE PURPOSE OF CONSENTING TO
                               AND BEING BOUND BY THE PROVISIONS OF 8 AND 14 HEREOF

                              OVERSEAS PARTNERS CAPITAL CORP., a Delaware
                               corporation

                              By: /s/ Thomas E. Butler
                                  --------------------
                              Name:   Thomas E. Butler
                              Title:  VP